AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 2004
                                                       Registration No. 33-54083
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    Form S-8
                        POST-EFFECTIVE AMENDMENT NO. ONE
             REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933

                              -------------------

                                   AGWAY, INC.
             (Exact name of registrant as specified in its charter)
          DELAWARE                                 15-0277720
(State of incorporation)                 (I.R.S. Employer Identification Number)

                   333 Butternut Drive, DeWitt, New York 13214
                    (Address of principal executive offices)

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN
                            (Full title of the plan)

       KAREN J. OHLIGER                                    JAMES E. CAIN, Esq.
         AGWAY, INC.                               SUTHERLAND, ASBILL & BRENNAN
         P.O. BOX 4933                            1275 Pennsylvania Avenue, N.W.
     Syracuse, New York 13221-4933                  Washington, D.C. 20004-2404
(Name and address of agent for service)                             202-383-0180
       315-449-6147
(Telephone number, including area code,
    of agent for service)

                          ---------------------------

    (APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLAN) As soon as practicable on or after the effective date of this Registration
                                   Statement.

 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                       1933, check the following box. |X|





                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                                Proposed maximum   Proposed maximum
Title of Securities                         Amount to be        offering price     aggregate offering       Amount of
to be registered                            registered         per unit (1)              price          registration fee

------------------------------------------------------------------------------------------------------------------------
Participations in Agway, Inc.
Employees' Thrift Investment Plan             $  12,000,000        $  1.00         $  12,000,000         $  2,400.00*

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------------------------------------------------------------------------------------------------------------------------
 *Previously paid on initial filing.

                         POST-EFFECTIVE AMENDMENT NO. 1

The Registrant, Agway, Inc., filed for reorganization under the United States Bankruptcy Code on October 1, 2002. The Registrant and the Agway, Inc. Employees' Thrift Investment Plan ceased offering the Plan participations on June 14, 2002. A Plan of Liquidation under the Bankruptcy Code for Agway, Inc. is expected to be confirmed by the Bankruptcy Court and is expected to be confirmed by creditors on or about April 21, 2004. The Registrant has filed this Post-Effective Amendment No. 1 to terminate this Registration Statement since all registered participations have been sold.

         Participations in Agway, Inc. Employees' Thrift Investment Plan

Under this Registration Statement, the Company has issued securities in the following amounts:

                                                           Principal Amount or
Title of Each Class of Security                             Number of Shares
-------------------------------                           ----------------------
Participations in Agway, Inc. Employees' Thrift
Investment Plan                                           $           12,000,000


The following unsold portion of the securities registered are accordingly withdrawn from registration under the Post-Effective Amendment No. 1:

                                                           Principal Amount or
Title of Each Class of Security                               Number of Shares
-------------------------------                           ----------------------
Participations in Agway, Inc. Employees' Thrift
Investment Plan                                           $                    0

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Agway, Inc., a corporation duly organized and existing under the laws of
Delaware, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of DeWitt, State of New York 13214, on the 16th day of April 2004.


                                     AGWAY, INC.


                                        By        /s/ JOHN F. FEENEY
                                           -------------------------------------
                                                      John F. Feeney
                                                  Corporate Controller
                                               (Principal Accounting Officer)


Pursuant to Rule 478 of the Regulations under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the Agent for Service named in this amendment to the Registration Statement.


              Signature                   Title                       Date
              ---------                   -----                       ----


        /s/ KAREN J. OHLIGER          Agent for Service           April 16, 2004
-----------------------------------
          Karen J. Ohliger